SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PPL Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	23-2758192

(State of Incorporation or Organization)	(IRS Employer Identification No.)

Two North Ninth Street, Allentown, PA	18101-1179

(Address of Principal Executive Offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-158200, 333-158200-03 (if applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
To be so registered	Each class is to be registered

Corporate Units	The New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to Be Registered.
     The class of securities to be registered hereby is the Corporate Units of PPL Corporation, a Pennsylvania corporation. As described in the Prospectus Supplement referred to below, PPL Corporation has issued the Equity Units, which are initially in the form of Corporate Units, and under certain circumstances, Treasury Units may be created from Corporate Units.
     The description of the Equity Units to be registered hereunder is incorporated by reference to the description included under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement,” and “Description of the Notes” in the Prospectus Supplement dated June 22, 2010 to the Prospectus contained in the Registration Statement on Form S-3 of PPL Corporation and PPL Capital Funding, Inc. (Registration Nos. 333-158200, 333-158200-03).
Item 2. Exhibits.
1.	Prospectus Supplement and Prospectus included in the Registration Statement of PPL Corporation and PPL Capital Funding, Inc. on Form S-3 (Registration Nos. 333-158200, 333-158200-03) (filed with the Securities and Exchange Commission on March 25, 2009, as supplemented, and incorporated herein by reference).

2.	Articles of Incorporation of PPL Corporation (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated August 19, 2005).

3.	By-laws of PPL Corporation, as amended and restated effective May 19, 2010 (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated May 25, 2010).

4.	Purchase Contract and Pledge Agreement, dated as of June 28, 2010, among PPL Corporation and The Bank of New York Mellon, as Purchase Contract Agent, and The Bank of New York Mellon, as Collateral Agent, Custodial Agent and Securities Intermediary (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated June 30, 2010).

5.	Supplemental Indenture No. 2 among PPL Capital Funding, Inc., PPL Corporation and The Bank of New York Mellon (as successor to The Bank of New York), as Trustee, dated as of June 28, 2010 (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated June 30, 2010).

6.	Form of Remarketing Agreement (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated June 30, 2010).

7.	Form of Corporate Unit certificate (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated June 30, 2010).

8.	Form of Treasury Unit certificate (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated June 30, 2010).

9.	Form of Junior Subordinated Note (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated June 30, 2010).

10.	Equity Units Underwriting Agreement, dated June 22, 2010, among PPL Corporation, PPL Capital Funding, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters (incorporated by reference to PPL Corporation’s Current Report on Form 8-K dated June 24, 2010).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 16, 2010	PPL CORPORATION
	By:	/s/ James E. Abel
		Name:	James E. Abel
		Title:	Vice President – Finance and Treasurer